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                                	Freeport Tech






	                       COMMERCIAL LEASE AGREEMENT









	                      Petroleum Inc., as Landlord



                                  	AND





                       Americable, Inc., as Tenant

LEASE AGREEMENT
THIS LEASE AGREEMENT, made and entered into by and between Petroleum, Inc., hereinafter referred to as "Landlord", and Americable, Inc., hereinafter referred to as "Tenant";

	W I T N E S S E T H :
     1.  PREMISES AND TERM.
     A. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord the approximately 10,800 square feet more particularly outlined on the floor plan attached as Exhibit "A-1" (the "Premises), which Premises are part of that approximately 105,220 square foot building (the "Building") located on the real property situated within the County of Dallas, State of Texas, which real property is more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "Land"), together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease.
     B. The term of this Lease shall commence on July 1, 1996 or if there will be alterations or improvements to the Premises and an Exhibit "B" is attached to this Lease and initialed by Landlord and Tenant, then the Commencement Date shall be as defined in the following Paragraph C. (the "Commencement Date").
The term of this Lease shall end on the last day of the calendar month that is 60 full calendar months after the Commencement Date.
     C. If the Premises or part thereof are to be constructed, the Commencement Date shall be deemed to be the date upon which the Premises and other improvements to be erected in accordance with the plans and specifications described on "Exhibit "B" attached hereto and incorporated herein by reference (the "Plans") have been substantially completed. As used herein, the term "substantial completion" or "substantially completed" shall mean that, in the opinion of the architect or space planner that prepared the Plans, such improvements have been completed in accordance with the Plans and the Premises are in good and satisfactory condition, subject only to completion of minor punch list items. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred. Within ten (10) days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall use its best efforts to complete such items within thirty (30) days after the receipt of such notice. In the event Tenant, its employees, agents or contractors cause construction of such improvements to be delayed, the Commencement Date shall be deemed to be the date that, in the opinion of the architect or space planner that prepared the Plans, substantial completion would have occurred if such delays had not taken place.
     2.  BASE RENT, SECURITY DEPOSIT AND ESCROW PAYMENTS.
     A. Tenant agrees to pay to Landlord Base Rent for the Premises, in advance, without demand, deduction or set off, at the rate of Six Thousand Three Hundred and 00/100 Dollars ($6,300.00) per month during the term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2.C. below shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.

     B. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Eight Thousand One Hundred Nine and 00/100 Dollars ($8,109.00), which shall be held by Landlord as security for the performance of Tenant's obligations under this Lease, it being expressly understood and agreed that this deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an event of default, Landlord may use all or part of the deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the security deposit to its original amount. The security deposit shall be deemed the property of Landlord, but any remaining balance of such deposit shall be returned by Landlord to Tenant when Tenant's obligations under this Lease have been fulfilled.
     C. Tenant agrees to pay, as additional rent its Proportionate Share of all costs incurred in owning, operating and maintaining the Land and Building and the facilities and services provided for the common use of the Tenant and any other tenants of the Building (as defined in Paragraph 22.B. below), including the following items: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; (2) the cost of maintaining insurance, (3) the cost of any jointly metered utilities payable pursuant to Paragraph 8. below, and (4) the cost of repairs, reasonable replacement reserves, reasonable management fees, landscape maintenance and reasonable replacement, security service (if provided), sewer service (if provided), trash service (if provided), and other operating expenses required by this Lease. During each month of the term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12 of the estimate annual cost of its Proportionate Share of such items. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2.C. to pay such costs. The initial monthly escrow payments are based upon the estimated amounts for the year in question, and shall be increased or decreased annually to reflect the projected actual cost of all such items. Tenant reserves the right to audit the annual operating expenses at the designated offices of the Landlord. If Tenant's total escrow payments are less than Tenant's actual Proportionate Share of all such items, Tenant shall pay the difference to Landlord within ten (10) days after demand. If the total escrow payments of Tenant are more than Tenant's actual Proportionate Share of all such items, Landlord shall retain such excess and credit it against Tenant's next annual escrow payments. The amount of the monthly rental and the initial monthly escrow payments are as follows:

     (a)  Base Rent as set forth in Paragraph 2.A.           $6,300.00
     (b)  Taxes as set forth in Paragraph 3.                   $963.00
     (c)  Insurance as set forth in Paragraphs 2.C.(2)          $63.00
     (d) Utilities and Operating Expenses as set forth in $ 783.00 Paragraphs 2.C. (3) and (4).
          Monthly Payment Total                              $8,109.00

3.  TAXES.
     A. Landlord agrees to pay all taxes, assessments and/or governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, the Land and/or the Building. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rents from the Premises, the Land and/or the Building, then all such taxes, assessments, levies or charges, or the part, thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant agrees to pay its Proportionate Share of the cost of such consultant.
     B. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes. In addition, if the Building is a multiple occupancy Building and the cost of any improvements constructed to the Tenant's Premises is disproportionately higher than the cost of improvements constructed to the premises of other tenants of the Building, then upon demand Tenant shall pay the amount of Taxes attributable to such disproportionately more expensive improvements in addition to its Proportionate Share of Taxes.
     4.  LANDLORD'S REPAIRS.
     A. Tenant understands and agrees that this Lease is intended to be a "net" lease, and as such, Landlord's maintenance, repair and replacement obligations are limited to those set forth in this Paragraph 4 A. Landlord, at its own cost and expense, shall be responsible only for roof replacement and for repair and replacement of only the foundation and all the structural members of the exterior walls of the Building. The terms "roof" and "walls" as used herein shall not include skylights, windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of such repairs or maintenance or the curing of such defect.
     B. Landlord reserves the right to perform the Tenant's maintenance, repair and replacement obligations and any other items that are otherwise Tenant's obligations under Paragraph 5.B, in which event, Tenant shall be liable for the cost and expense of such repair, replacement, maintenance and other such items.
     5.  TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.
     A. Tenant, at its own cost and expense, shall maintain all parts of the Premises (except those for which Landlord is expressly responsible hereunder) in good condition, ordinary wear and tear excepted, and promptly make all necessary repairs and replacements to the Premises.

     B. In addition to Tenant's obligations under the preceding subparagraph A., if Tenant is the only occupant of the Building, unless Landlord and Tenant otherwise agree, Tenant is responsible for causing the parking areas, driveways, alleys and grounds surrounding the Premises (except those for which Landlord is expressly responsible hereunder) to be maintained in a good, neat, clean and sanitary condition, consistent with the operation of a first class office/ warehouse building, which includes without limitation, prompt maintenance, repairs and replacements (1) of any drill or spur track servicing the Premises,
(2) of the parking area associated with the Building, (3) of all grass, shrubbery and other landscape treatments surrounding the Building, (4) of the exterior of the Building (including painting), (5) of sprinkler systems, sewage lines, and (6) of any other maintenance, repair or replacement items normally associated with the foregoing. In addition, Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder.
     C. In the event that the Tenant is not the sole occupant of the Building, then subject to payment by Tenant, Landlord shall perform the maintenance, repair, and replacement obligations set forth in the foregoing Subparagraph B. Tenant shall be liable for its Proportionate Share of the cost and expense of such repair, replacement, replacement reserve, maintenance and other such items. The amount of Tenant's rental obligation set forth in Paragraph 2.A. above does not include the cost of such items, and Landlord's performance of repair, replacement, maintenance and other items, is not a condition to payment of such rental obligations.
     D. Tenant agrees to pay its Proportionate Share of the cost of (1) operation, maintenance and/or landscaping of any property or facility that is operated, maintained or landscaped by any property owner or community owner association that is named in any restrictive covenants or deed restrictions to which the Premises are subject and which are actually billed to the Building, and (2) operating and maintaining any property, facilities or services provided for the common use of Tenant and other Tenants of the Building, which costs shall include, without limitation, maintenance and repair costs, sewer, landscaping, trash and security (if furnished by Landlord), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Building, all service, supplies, repairs, replacements or other expenses for maintaining and operating the Building, and any other facilities or services provided for the common use of Tenant and other Tenants of the Building.
     E. Tenant shall enter into a regularly scheduled preventive maintenance/ service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises, with a contractor approved by Landlord. Tenant shall be responsible for all costs and expenses required thereunder.
     6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires provided that (a) such items do not alter the basic character of the Premises or the Building; (b) such items do not overload or damage the same; (c) such items may be removed without injury to the Premises; and (d) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition. All installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building or the Premises.

     7. SIGNS. Any signage Tenant desires for the Premises shall be subject to Landlord's written approval and shall be submitted to Landlord prior to the commencement date of this Lease. Tenant shall repair, paint, and/or replace, the building facie surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage. Tenant shall not, (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, decals, window and storefront stickers, placards, decorations or advertising media of any type that can be viewed from the exterior of the Premises, without Landlord's prior written consent. All signs, decorations, advertising media, blinds, draperies, and/or other window treatments or bars or other security installations visible from the outside of the Premises shall conform in all respects to the criteria established by the Landlord and the deed restrictions and park covenants as established by the Freeport Park Association.
     8. UTILITIES. Tenant shall obtain and pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities. Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant's expense.
Tenant shall pay its pro rata share, as reasonably determined by Landlord, of all charges for jointly metered utilities. Landlord shall not be liable for any interruption or failure of utility service on the Premises.
     9.  INSURANCE.
     A. Landlord shall maintain insurance covering the Building and the Premises in an amount not less than eighty percent (80%) of the "replacement cost" thereof insuring against the perils and costs of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, Liability and Rental Interruption and such other insurance as Landlord shall deem necessary.
     B. Tenant, at its own expense, shall maintain during the term of this Lease (1) a policy or policies of worker's compensation and comprehensive general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of Five Hundred Thousand Dollars ($500,000.00) per occurrence for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises and (2) fire and extended coverage insurance covering the replacement cost of (a) all alterations, additions, partitions and improvements installed or placed on the Premises, (b) all of Tenant's personal property contained within the Premises and (c) business interruption insurance insuring loss of profits in the event of an insured peril damaging the Premises. Said policies shall (i) name Petroleum, Inc. and The Industrial Group Management Services, Inc.. as additional insureds, (ii) be issued by an insurance company which is reasonably acceptable to Landlord, (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord, (iv) shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance, and (v) shall provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, and Landlord's policy shall be excess over Tenant's policies.

     C. Tenant will not permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay any increase in the cost of any insurance on the Premises or the Building, which is caused by Tenant's use of the Premises, or because Tenant vacates the Premises.
     10.  FIRE AND CASUALTY DAMAGE.
      A. Tenant immediately shall give written notice to Landlord if the Premises or the Building are damaged or destroyed. If the Premises or the Building should be totally destroyed or so damaged by an insured peril and in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, and Landlord has within sixty (60) days of Landlord's actual knowledge of such damage given written notice to tenant of Landlord's intentions for replacing the Premises or the Building, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.
     B. If the Building or the Premises should be damaged by any insured peril, and in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements required to be covered by Tenant's insurance pursuant to Paragraph 9.B. above. Effective upon the date of the occurrence of such damage and ending upon substantial completion (as defined in Paragraph 1.B. above), if the Premises are untenantable in whole or part during such period, the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of such damage, Tenant, as Tenant's exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord in which event the rights and obligations hereunder shall cease and terminate.
           C. In connection with any repair or reconstruction to the Premises arising from or necessitated by fire or other casualty which is covered by the insurance provided pursuant to Paragraph 9.A. above, Tenant shall pay Landlord the amount of the deductible, which will not to exceed $20,000.00, of such insurance unless the cost of such repair or reconstruction is necessitated by the negligence, willful misconduct or default of Landlord or those of its employees, agents or contractors.
     D. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

     E. Anything in this Lease to the contrary notwithstanding except as set forth in Paragraph 10.C. above, to the extent of a recovery of loss proceeds under the policies of insurance described in this Lease, Landlord and Tenant hereby waive and release each other and any related parties and affiliates of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the Building, or personal property within the Building and/or Premises arising from or caused by fire or other casualty or hazard covered or required to be covered by hazard insurance under this Lease. Upon execution of this Lease, Landlord and Tenant shall notify their respective insurance companies of the mutual waivers contained herein and, if available, shall cause each policy described in this Lease to be so endorsed.
     11.  LIABILITY AND INDEMNIFICATION.
      A. Landlord shall hold Tenant harmless and defend Tenant against any and all claims, actions, damages or liability (including without limitation, all costs, attorneys fees and expenses incurred in connection therewith) in connection with any loss, injury or damage to any person or property occurring in, on or about or arising out of all or part of the Premises and/or the Building or the use or occupancy thereof, or the conduct or operation of Landlord's Business, when such injury or damage shall be caused by the act, neglect, fault of, or omission of, any duty with respect to the same by Landlord, its agents, servants and employees (unless the indemnified loss is caused wholly or in part by Tenant's negligence, in which event this indemnity shall not apply to the allocable share of such loss resulting from Tenant's negligence).
     B. Tenant shall indemnify, protect, hold harmless and defend Landlord, its agents, employees, contractors, customers, partners, directors, officers and any affiliates (as defined in the Securities Act of 1933) of the aforementioned, (collectively, the "Landlord Affiliates") against any and all obligations, suits, losses, judgements, claims, actions, damages or liability (including without limitation, all costs, attorney fees and expenses incurred in connection therewith) in connection with any loss, injury or damage to any person or property occurring in, on or about or arising out of all or part of the Premises and/or the Building or the use or occupancy thereof, or the conduct or operation of Tenant's business, when such injury or damage (1) shall be caused by the act, neglect, fault of, or omission of, any duty with respect to the same by Tenant, its agents, servants and employees, and/or (2) arises from a breach, violation, or non-performance of any term, provision, covenant or agreement of Tenant hereunder, or a breach or violation by Tenant, even if the Losses are caused
wholly or in part by the negligence of Landlord and/or Landlord affiliates.   If
any claim against Landlord or Landlord affiliates which Tenant is required to indemnify above, Tenant, at its sole cost and expense, shall defend any such claim, suit or proceeding by or through attorneys satisfactory to Landlord.
     C. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. The indemnification provided by this Paragraph is subject to Tenant's and Landlord's waiver of recovery in the preceding Paragraph 10. to the extent of either Tenant's or Landlord's recovery of loss proceeds under policies of insurance described in Paragraph 10.

     D. In the event of any claim against Landlord arising from this lease, Tenant agrees that it shall look solely, first, to any insurance coverage of Landlord, and then to the estate and property of Landlord in the land and buildings comprising the Premises, for the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies. Tenant hereby waives all rights to proceed against the assets of Landlord except as expressly set forth in this Paragraph 11(D). In the event Landlord transfers this Lease, upon such transfer, Landlord will be released from all liability and obligations hereunder arising from and after the date of the assignment, provided that the transferee assumes the obligations of this Lease.
     12.  USE.
      A. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall not use the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable or hazardous. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense if due to Tenants particular use of the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other Tenants of the Building.
     B. Tenant and its employees, customers and licensees shall have the non-exclusive rights to use any parking areas associated with the Premises that have been designated for such use by Landlord, subject to (1) all reasonable rules and regulations promulgated by Landlord and (2) rights of ingress and egress of other Tenants. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.
     13. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours with prior notice to Tenant, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is twelve (12) months prior to the end of the Lease term, Landlord and Landlord's representatives may enter the Premises with prior notice to Tenant during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

     14.  ASSIGNMENT AND SUBLETTING.
      A.  Tenant shall not have the right to sublet all or part of the Premises or to assign, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord.  Assignment to successor corporation any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void.  No assignment, subletting or other transfer, whether consented to by Landlord or not, or permitted hereunder, shall relieve Tenant of its liability hereunder.  If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such assignee, subTenant or transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder.  No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.
     B.  If Tenant is a corporation, partnership, or other entity, for purposes of subparagraph A. above, any transfer or series of related transfers of equity ownership interests in Tenant (or any direct or indirect owners of Tenant) that results in the change of the ultimate ownership of more than fifty percent (50%)
of the equity ownership of Tenant shall constitute an assignment of this Lease.
The foregoing provision shall not apply, however, if Tenant assigns or sublets to Americable, Inc. or to any direct or indirect subsidiary of Tenant or
Americable, Inc., its successors or assigns with sufficient capital reasonably acceptable to the parties or guaranteed by another direct or indirect subsidiary of Tenant or Americable, Inc. reasonably acceptable to the parties.
     	C.  Upon the occurrence of an assignment or subletting, whether consented to by Landlord, or mandated by judicial intervention, Tenant hereby assigns, transfers and conveys all rents or other sums received by Tenant under any such assignment or sublease, which are in excess of the rents and other sums payable by Tenant under this Lease, and agrees to pay such amounts within ten (10) days after receipt.
     	D.  If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. pp 101 et. seq., (the "Bankruptcy
Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to
Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other considerations constituting
Landlord's property under the preceding sentence not paid or delivered to
Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.
     E.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.
     	15.  	CONDEMNATION.  If more than fifty percent (50%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking prevents or materially interferes with the use of the
Premises for the purpose for which they were leased to Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this
Lease, effective on the date of such taking.  If less than fifty percent (50%)
of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Tenant.  Landlord agrees that Tenant may pursue an independent award for such items.
     	16.  	HOLDING OVER.  At the termination of this Lease by its expiration or otherwise, Tenant immediately shall deliver possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed.
If, for any reason, Tenant retains possession of the Premises after the expiration or termination of this Lease or fails to complete any repairs required hereby, unless the parties hereto otherwise agree in writing, such possession shall be subject to termination by either Landlord or Tenant at any time upon not less than ten (10) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to double the rent in effect on the termination date, computed on a monthly basis for any  day of each calendar month of such period.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided.  The preceding provisions of this Paragraph 16.
shall not be construed as consent for Tenant to retain possession of the
Premises in the absence of written consent thereto by Landlord.
     	17.  	QUIET ENJOYMENT.  Landlord covenants that on or before the
Commencement Date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record.  If this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior lease.  Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from
Landlord, subject to the terms and provisions of this Lease.
     	18.  	EVENTS OF DEFAULT.  The following events (herein individually referred to as "event of default") each shall be deemed to be events of nonperformance by Tenant under this Lease:
      	A.  Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due or any payment or reimbursement required under any other lease with
Landlord, and such failure shall continue for a period of five (5) days from the date such payment was due.
      	B.  Tenant shall fail to pay any amounts owed to contractors or subcontractors for work or services performed in connection with the operation, construction, management and maintenance of the Building as provided herein, and such failure shall continue for a period of five (5) days from the date such payment was due.

      	C. The Tenant or any guarantor of the Tenant's obligations hereunder shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.
     	D. Any case, proceeding or other action against the Tenant or any guarantor of the Tenant's obligations hereunder shall be commenced seeking (I) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or
(b) shall remain undismissed for a period of forty-five (45)days.
     	E.  Intentionally Deleted.
     	F. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 21. hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.
     	G. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Paragraph 18.), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant unless Tenant has commenced to cure and is diligently pursuing the cure after receipt of written notice thereof to Tenant.
     	19.  	REMEDIES.
      	A. Upon each occurrence of an event of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:
     	(1)  Terminate this Lease; and/or
     	(2) Enter upon and take possession of the Premises without terminating this Lease by process of Law; and/or
     	(3) Alter all locks and other security devices at the Premises with or without terminating this Lease, deny access to Tenant, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary. This provision shall control over any conflicting provisions of the Texas Property Code or any successor statute governing the right of landlords to change the door locks of commercial tenants.
     	B. Upon the occurrence of any event of default, in addition to other rights or remedies Landlord may have at law or in equity, any and all rent for the entire unexpired part of the term and all other sums due and owing hereunder or that might become owing under this Lease, shall be accelerated and immediately become due and payable to Landlord. Landlord may collect all rent, including all sums of money of whatever collectible under this Lease, by any means prescribed by law or by this Lease.

     C. Upon the occurrence of any event of default Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises by process of Law and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.
     D. If Landlord repossesses the Premises with or without terminating the Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term.
     E. Upon an event of default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (1) any brokerage fees incurred by Landlord in connection with the execution of this Lease; (2) brokers' fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises; (3) the costs of removing and storing Tenant's or other occupant's property; (4) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new Tenant or Tenants; and (5) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies. If either party hereto institute any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with such proceeding.
     F. In the event Tenant fails to make any payment due hereunder when payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.
     G. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available, including without limitation, the institution by Landlord, its agents or attorneys of a forcible detainer or ejectment action to re-enter the premises shall not be construed to be an election to terminate this Lease or relieve Tenant of its obligation to pay rent hereunder and shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.
    H. In the event of or repossession of the Premises for an event of default, Landlord shall use reasonable efforts to relet the Premises; provided, that, Tenant shall not be entitled to credit or reimbursement of any proceeds in excess of the rental owed hereunder. Landlord may relet the whole or any portion of the Premises for any period, to any Tenant and for any use and purpose.

    I. If Landlord fails to commence to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages. Unless and until Landlord fails to so cure said default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, and, as a consequence, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Building, and in the rents or other income from the Building receivable by Landlord, and neither Landlord nor Landlord's owners, partners or venturers shall have any personal, partnership, corporate or other liability hereunder.
    J. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. Landlord may, at its sole option and without prejudice to, or waiver of any rights it may have i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord's lien and security interest described in Paragraph 25. hereof, or ii) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's lien and security interest described in Paragraph 25. hereof, and make such property available to Tenant and or Tenant's employees; provided, however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.
    K. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.
     L. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

     20. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the building of which the Premises are a part, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant agrees to attorn to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Landlord under this Lease. Tenant, at any time hereafter, within ten (10) days after demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. If Tenant fails to execute the same within such ten (10) day period, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant. Any such future subordination by Tenant will be subject to tenant receiving a nondisturbance agreement from the party to whom it is subordinating, which nondisturbance agreement will recognize the rights of Tenant under this Lease so long as Tenant is not in default.
     21. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises. Tenant will pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises, and will pay and discharge any mechanic's, materialmen's or other lien against the Premises resulting from Tenant's failure to make such payment, or will contest the lien and deposit with Landlord, or an escrow agent or title insurance company, cash equal to 125% of the amount of the lien, or otherwise post security sufficient to release the Building from such lien. If the lien is reduced to final judgement and all appeals are exhausted or waived, Tenant will discharge the judgement and may use any cash deposited with Landlord for such purpose, and Landlord will return all remaining cash deposited by Tenant.
     22.  MISCELLANEOUS.
      A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
     B. In the event the Premises constitute a portion of a multiple occupancy building, Tenant's Proportionate Share, as used in this Lease, shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire space contained in the Building.
     C. The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.
     D. Landlord and Tenant shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, acts of God or labor disputes.
     	E. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, a Certificate of Occupancy, financial statements and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to execute the same within such ten (10) day period, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant. In the event during the term of this Lease that Tenant pursues an Initial Public Stock Offering and it is required by the underwriter(s) and Tenant submits proof to Landlord then Landlord will sign an estoppel letter in a form acceptable to Landlord setting forth rent, term, and Tenant's status as to lease payments on date of such estoppel.
     	F. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.
     	G. All obligations of Landlord and Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord shall be credited against the amount due for Tenant under this Paragraph 22.G.

H.  Intentionally Deleted.
     	I.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this
Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
     	J.  All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.
     	K.  Tenant represents and warrants that it has dealt with no broker, agent or other person other than Fults & Associates in connection with this transaction or that no broker, agent or other person brought about this transaction, other than as may be referenced in a separate written agreement executed by Tenant, and delivered to Landlord prior to execution of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other persons claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.
     	L.  If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord.  If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental
United States for the receipt of notices and payments to Tenant.  All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of Paragraph 23. hereof to the same effect as if each had received such notice.
    	M.  	TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES
IN AN "AS IS, WHERE IS" CONDITION ONLY AFTER IMPROVEMENTS IN EXHIBIT "B" ARE
COMPLETED IN A TIMELY, GOOD AND WORKMANLIKE MANNER AND A FINAL BUILDING
INSPECTION PERMIT HAS BEEN ISSUED BY THE CITY OF IRVING,  (2) THE BUILDINGS AND
IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE
PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT,
OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR
PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY
CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES
TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND
EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE
ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) THERE
ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT
EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

     	N. Landlord and Tenant agree that the terms and conditions of this Lease are confidential and the parties hereto agree not to disclose the terms of this Lease to any third party. In the event during the term of this Lease that
Tenant pursues an Initial Public Stock Offering and it is required by the underwriter(s) and Tenant submits proof to Landlord then Tenant may share the terms and conditions of this Lease to said underwriter(s).
     	O. Landlord agrees to have the HVAC system serviced prior to Tenant occupancy as defined herein.
     23.  	NOTICES.  Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:
      	A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord. In addition to base rental due hereunder, all sums of money and all payments due Landlord hereunder shall be deemed to be additional rental owed to Landlord.
     	B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.
     	C. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice) or (2) deposit in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

     	24.  	HAZARDOUS WASTE.  The term "Hazardous Substances", as used in this
Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment.  Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the
"Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v)
Tenant will not allow any surface or surface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  If at any time during or after the term of the Lease, the Premises is found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature, including reasonable attorneys' fees, arising from or as a result of the use of the Premises by Tenant.  The foregoing indemnification shall survive the termination or expiration of this Lease.  Tenant at Tenant's own cost and expense may, at its option, complete a Phase I Environmental Study by an environmental company approved by the Landlord on the Premises prior to occupancy and no more than thirty (30) days prior to the termination of this
Lease.
     25.  	Intentionally Deleted.
     26.	  Choice of Law and Forum.  This Agreement shall be governed by the laws of the State of Texas.  Any legal proceedings relating to this Agreement shall be brought exclusively in the State District Court, Dallas County, Texas,
or in the United States District Court Northern District of Texas at Dallas,
Texas, and both parties hereto consent to the jurisdiction of said courts.
     27.  Improvement Allowance. Landlord, at Landlord's sole cost and expense, will provide $15,000.00 for the construction of the improvements outlined and described in Exhibit B attached hereto and incorporated herein by reference.  All improvements shall be performed according to Landlord's specifications.
     28.  EARLY TERMINATION. It is agreed and understood that if lessee is not in default of any of the terms, covenants and conditions hereof and lessee has not assigned this lease or sublet the premises (or part thereof), Lessee shall have the option to terminate this Lease Agreement after the thirty-sixth (36)
month of the primary term of the Lease Agreement.  Such termination is conditioned upon Lessee's providing prior notice through registered or certified mail and upon the payment schedule as follows to Lessor:

          Effective June 1, 1999 = $125,000.00

The above payment will serve as penalty at the time of notice to Lessor. Notice of Lessee's intention to terminate this Lease Agreement and payment of penalty must be received by Lessor in writing not less than one hundred eighty (180) days prior to the to the effective date of termination. Said date of termination would be effective as if the date had been the original termination date under this Lease Agreement. Accordingly, Lessee shall be liable and responsible for its obligation and liabilities under the Lease Agreement, which include but are not limited to, excess tax assessments and restoration of the premises to its original condition. In the event Lessee fails to deliver such notice of termination within the time period set forth above, this lease shall remain in full force and effect.
     29. Renewal Option. Provided that Tenant is not in default of any of the terms, covenants and conditions hereof, and this Lease has not been assigned or the premises (or a part thereof) sublet, Tenant shall have the right and option to extend the original term of this Lease for one further term of thirty six
(36) months. Such extension of the original term shall be on the same terms, covenants and conditions as provided for in the original term except for this paragraph and except that the rental during the extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas (but in no event less than the rental rate specified in Paragraph 2.A. of this Lease). Tenant shall deliver written notice to Landlord of Tenant's intent to exercise the renewal option granted herein not more than one hundred and twenty (180) days nor less than one hundred fifty days (150) days prior to the expiration of the original term of this Lease. In the event Tenant fails to deliver such written notice within the time period set forth above then Tenant's right to extend the term hereof shall expire and be of no further force and effect. In the event Landlord and Tenant fail to agree in writing upon the fair market rental within thirty (30) days after exercise by Tenant of this renewal option, Tenant's right hereunder to extend the term under this Paragraph 29. shall become null and void.


EXECUTED BY LANDLORD, this ____________ day of ____________________ , 1996.

Attest/Witness
By: __________________________________

	By:___________________________________

Name:_________________________________

Name:_________________________________

Title:__________________________________ Title:_________________________________

	ADDRESS:
	Petroleum, Inc.
	301 North Main, Suite 1300
	Wichita, Kansas 67202-4813

EXECUTED BY TENANT, this _______ day of _________________ , 19___.

Attest/Witness
By:___________________________________

By:___________________________________

Name:_________________________________

Name:_________________________________

Title:_________________________________ Title:__________________________________


	ADDRESS:
Americable, Inc.
805-E Franklin Court
	Marietta, Georgia 30067
	770-428-5050

Exhibit A
Description of Real Property

Being a 10,800 square foot space out of an approximately 105,220 square foot project located on the real property whose description is more particularly described as follows:


Field Notes

(Freeports 8 & 9)

Being a tract of land in the J. Tilley Survey, Abstract No. 1474, Dallas County, Texas, said tract being part of Lot 2, Block C-C, DFW Freeport, 11th Installment, as shown on plat filed June 30, 1982 recorded in Volume 82128, Page 1192, Dallas County Deed Records, said tract being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod with a yellow plastic cap stamped "ALBERT H. HALFF ASSOC." (hereafter referred to as "with cap") found at the most northerly point of a 25-foot corner clip at the intersection of the east right-of-way line of Esters Blvd. (80 feet wide) with the north right-of-way line of Royal Lane (width varies);

THENCE North 0 degrees 10 minutes 30 seconds East, along said east right-of-way line of Esters Blvd., a distance of 765.11 feet to a 1/2-inch iron rod with cap found for corner;

THENCE North 89 degrees 51 minutes 25 seconds East, departing said east line, a distance of 350.56 feet to a cut "x" in concrete found for corner;

THENCE South 45 degrees 08 minutes 25 seconds East, a distance of 146.90 feet to a cut "x": in concrete found for corner;

THENCE South 0 degrees 10 minutes 30 seconds West, a distance of 681.41 feet to a 1/2-inch iron rod with cap found for corner, said point being on the north line of Royal Lane;

THENCE North 89 degrees 49 minutes 30 seconds West, along said north line, a distance of 437.32 feet to a 1/2-inch iron rod with cap found for corner, also being the most southerly end of aforementioned 25-foot corner clip;

Thence North 44 degrees 49 minutes 30 seconds West, a distance of 25.00 feet to the POINT OF BEGINNING AND CONTAINING 351.157 square feet or 8.0615 acres of land.

Exhibit A-1
Floor Plan of Premises

Exhibit B
Plans and Specifications
	Americable, Inc.
Tenant Finish Scope of Work

The above referenced $15,000.00 tenant improvement allowance (paragraph 27.) shall be applied to the following scope of work for the Lease space. Any costs over the $15,000.00 shall be at Tenants sole cost and expense.

1.Open rear wall for access to overhead door

2.Case open warehouse walls where indicated

3.Add Ramp where raised floor meets concrete floor in parts/inventory center

4.	Demo walls in assembly area

5.Demo Walls in Technology Training and Development Center area

6.Add closet to cover up electrical in Technology Training and Development
  Center area and relocate thermostat

7.Patch and paint walls in Demo room

8.Patch and paint walls in Design/Planning Conference room

9.Clean all carpets in offices in Sales/Engineering

10.Repaint walls in Sales/Engineering, except for the Literature/Library room

11.Recarpet open area in Sales/Engineering

12.Demo Wall in Sales/Engineering

13.Clean carpets in Customer Lounge area, Design/Planning, and Demo room areas

14.	Replace red plexiglass in Assembly area

15.	Add one door in back and one door in front of Training room

16.	Add 6 lights on reostat as indicated

17.	Remove walls on small office in Training area

18.	Relocate door for largs office in Training area

19.	Add 7 duplex outlets in Training area as indicated

20.	Recarpet and repaint Training area

21.	Add water connection in Training reception area